EXHIBIT 10.17

OSI SYSTEMS, INC.

RESTRICTED STOCK AGREEMENT

UNDER THE 2006 EQUITY PARTICIPATION PLAN

Name of Grantee:

No. of Shares:	Shares of Common Stock

Grant Date:	«GrantDate»

Vested Shares
(from Grant Date):	% of the Shares on % of the Shares on % of the Shares on

This Restricted Stock Agreement (Agreement) is between OSI Systems, Inc., a California corporation (the Company), and you, the Grantee named above, as an employee, consultant or director of the Company or one of its affiliates (each, an “Affiliate”).

This Agreement is effective as of the date of grant indicated above (Grant Date).

The Company wishes to award to you a number of shares of the Company’s Common Stock, no par value (Common Stock), subject to certain restrictions as provided in this Agreement, in order to carry out the purposes of the 2006 Equity Participation Plan (Plan).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1. Award of Restricted Stock.

The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock for that number of shares of Common Stock indicated above (Shares), on the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan.

2. Rights with Respect to the Shares.

With respect to the Shares, you shall be entitled as of the Grant Date to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Shares and the right, subject to Section 8(b) below, to receive dividends on the Shares, unless and until the Shares are forfeited under Section 4 below. Notwithstanding the foregoing, you shall be subject to the transfer restrictions in Section 5. Your rights with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested under this Agreement (Restricted Period).

3. Scheduled Vesting.

Subject to the terms and conditions of this Agreement, Shares shall become vested in the amount or amounts set forth herein if you remain an employee, consultant or director of the Company or any Affiliate continuously from the Grant Date until the respective date or dates described above in this Agreement. Vesting or becoming vested entitles you to transfer your Shares, and to retain your Shares after termination of your employment, consultancy or directorship with the Company or any of its Affiliates. Shares that vest under this Agreement are referred to as “Vested Shares.”

4. Forfeiture.

Except as provided in Section 3 above, your rights to Shares that are not then-Vested Shares shall be immediately and irrevocably forfeited upon your termination of employment, consultancy or directorship, including the right to vote such Shares and the right to receive cash dividends on such Shares. No transfer by will or the applicable laws of descent and distribution of any Shares which vest by reason of your death shall be effective to bind the Company unless the administrator of the Plan (Administrator) shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer.

“Employment” covered under this Agreement shall mean the performance of services for the Company or an Affiliate as an employee for federal income tax purposes. “Directorship” covered under this Agreement shall mean appointment or election, in accordance with applicable law, as a member of the Board of Directors of the Company or any Affiliate. You shall be deemed to have terminated employment, consultancy or directorship either upon an actual termination of service with the Company and its Affiliates, or at the time that the Affiliate with which you are an employee, consultant or director ceases to be an Affiliate under the terms of the Plan, provided that you are not an employee, consultant or director immediately thereafter with the Company or any of its other Affiliates. Your employment with the Company or one of its Affiliates shall not be deemed to have terminated if you take any military leave, sick leave, or other bona fide leave of absence approved by the Company or the Affiliate, as applicable, regardless of whether pay is suspended during such leave.

5. Transfer Restrictions.

Notwithstanding anything to the contrary in any other section of this Agreement, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by you (collectively, the “Transfer Restrictions”) during the period commencing on the Grant Date and terminating at the end of the Restricted Period. The Administrator shall have the authority, in its discretion, to accelerate the time at which any or all of the Transfer Restrictions shall lapse with respect to any Shares, or to remove any or all such restrictions, whenever the Administrator may determine that such action is appropriate by reason of any changes in circumstances occurring after the commencement of the Restricted Period.

6. Issuance and Custody of Certificates.

(a) The Company shall cause the Shares to be issued in your name, either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company in escrow. The Shares shall be restricted from transfer during the Restricted Period and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares.

(b) If any certificate is issued, you shall be required to execute and deliver to the Company a stock power or stock powers relating to the Shares.

(c) Upon vesting, the Company shall promptly cause your Vested Shares (less any Shares that may have been withheld to pay taxes) to be delivered to you, free of the restrictions and/or legend described in Section 6(a) hereof, either by book-entry registration or in the form of a certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as applicable.

7. Adjustments.

(a) If the Company’s Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Company’s Board of Directors in the number and class of shares of stock subject to this Agreement; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be subject to approval by the Company’s Board of Directors in its sole discretion.

(b) In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify you at least 30 days prior to such proposed action and this Agreement will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit the sale of any or all of the Shares subject to this Agreement prior to its termination, even if such Shares were otherwise not Vested Shares. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, this Agreement shall be assumed or equivalent awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume this Agreement or to substitute equivalent awards therefor, the Administrator, in the exercise of its sole discretion, may permit the sale of any Shares prior to consummation of such event, even if such Shares were not otherwise Vested Shares.

8. Taxes.

(a) You acknowledge that you will consult with your personal tax advisor regarding the federal, state and local tax consequences of the grant of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Agreement. You are relying solely on your advisors and not on any statements or representations of the Company or any of its agents. You understand that you are responsible for your own tax liability that may arise as a result of this grant of the Shares or any other matters related to this Agreement. You understand that Section 83 of the Code treats as taxable ordinary income the fair market value of the Shares as of the date the Shares vest hereunder. Alternatively, you understand that you may elect to be taxed at the time the Shares are granted rather than when the Shares vest hereunder by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Grant Date.

(b) In order to comply with all applicable federal, state or local income tax laws or regulations, you authorize the Company to take any such action as it deems appropriate to ensure that all income, payroll and other taxes, which are your sole and absolute responsibility, are withheld or collected from you at the minimum required withholding rate. You may elect to have the Company withhold from your wages or other cash compensation paid to you by the Company the amount required to be withheld by delivering a written notice of such election (Notice of Withholding Election) to the Administrator no earlier than 90 days and no later than 30 days prior to the vesting of the Shares. Unless you deliver a timely Notice of Withholding Election to the Administrator, the Company shall sell or arrange for the sale of a sufficient number of unrestricted Shares that would otherwise be delivered to you upon vesting under Section 6 above, on your behalf and at your direction pursuant to this authorization, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) with a fair market value equal to the amount required to be withheld.

9. General Provisions.

(a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Administrator administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b) Integrated Agreement. This Agreement and the Plan constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein.

10. No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee (if you are an employee) of the Company or an Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at anytime dismiss you from employment (if you are an employee) free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

(a) Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(b) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(c) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(d) Governing Law. The internal law, and not the law of conflicts, of the State of California will govern all questions concerning the validity, construction and effect of this Agreement.

(e) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

OSI Systems, Inc.

Finance Department

12525 Chadron Avenue

Hawthorne, California 90250

ATTN: Chief Financial Officer

(f) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate as of the day and year first above written.

By:
Its:

Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY, THE COMPANY SHALL REVOKE ALL SHARES ISSUED TO YOU, AND AVOID ALL OBLIGATIONS, UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement.

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